CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ethema Health Corporation

West Palm Beach, Florida

We hereby consent to the incorporation by reference in this Offering Statement on Form 1-A of our report dated April 14, 2022, relating to the consolidated financial statements of Ethema Health Corporation at and for the years ended December 31, 2021 and 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

November 17, 2022